Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(184,091,700)
Unrealized Gain (Loss) on Market Value of Futures	(22,974,870)
Interest Income	457,216
ETF Transaction Fees	23,000
Total Income (Loss)	$(206,586,354)

Expenses
Investment Advisory Fee	$359,032
Brokerage Commissions	129,432
SEC & FINRA Registration Fees	96,400
Audit Fees	30,000
NYMEX License Fee	22,943
K-1 Tax Expense	12,038
Non-interested Directors' Fees and Expenses	11,800
Total Expenses	$661,645
Net Gain (Loss)	$(207,247,999)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/08	$755,535,192
Additions (13,800,000 Units)	657,722,108
Withdrawals (3,500,000 Units)	(152,605,103)
Net Gain (Loss)	(207,247,999)

Net Asset Value End of Period	$1,053,404,198
Net Asset Value Per Unit (23,900,000 Units)	$44.08

To the Limited Partners of the United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended November 30, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of the United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502